EXHIBIT 99.1

2004
Popular, Inc.
Second Quarter
Report

June 30, 2004

2

Popular, Inc.

Letter to Shareholders

The financial results for the Corporation remained sound for the second quarter of 2004. Net income for this quarter totaled $127.8 million, compared with $134.6 million in the second quarter of 2003. The results for the second quarter of 2003 included $29.9 million in gain on sale of securities, mainly marketable equity securities, compared with $402 thousand in the same quarter of 2004. For the quarter ended June 30, 2004, the Corporation reported basic and diluted earnings per common share of $0.47, compared with $0.50 per common share in the second quarter of 2003. Financial performance for the second quarter of 2004 resulted in a return on average assets (ROA) and a return on average common equity (ROE) of 1.33% and 18.79%, respectively, compared with 1.58% and 22.63%, respectively, for the quarter ended June 30, 2003.

     For the six months ended June 30, 2004, net income totaled $246.3 million, or $0.90 per common share, compared with $233.7 million, or $0.87 per common share, for the same period in 2003. ROA and ROE for the first six months of 2004 were 1.31% and 18.37%, respectively, compared with 1.40% and 20.09%, respectively, for the first six months of 2003.

     The Corporation’s net interest income for the quarter ended June 30, 2004, grew $11.0 million, compared with the second quarter of 2003, principally as a result of strong growth in average earning assets, mainly loans. The net interest margin, on a taxable equivalent basis, declined to 4.05% for the second quarter of 2004, from 4.46% in the same period of 2003. The margin compression was mainly due to earning assets repricing and growth in lower-yielding assets, primarily mortgage loans. Results for the second quarter of 2004 showed improved credit quality trends. Net charge-offs to average loans for the quarter reflected reductions in all loan categories, compared with the same quarter in the previous year. This factor, coupled with a continued shift in the loan portfolio mix to include a greater proportion of residential mortgages and favorable changes in certain categories of non-performing assets, contributed to lowering the provision for loan losses for this quarter, compared with the same period in 2003.

     Furthermore, net income for the quarter ended June 30, 2004, benefited from growth in other service fees, including insurance fees, debit card fees and credit card fees and discounts. Also, other non-interest revenues, including an extraordinary gain on the sale of a real estate property, contributed to the quarterly earnings. On the other hand, lower gain on sale of securities, as previously mentioned, impacted the Corporation’s financial performance when compared with the second quarter of 2003.

     For the second quarter of 2004, operating expenses were up 4% compared with the same period in the previous year, reflecting higher personnel costs as well as continuing investments in systems technology and costs to support business initiatives and expansion. The results of the second quarter of 2003 included non-recurrent losses resulting from unauthorized credit card transactions.

     The Corporation’s total assets amounted to $39.6 billion at June 30, 2004, compared with $36.1 billion at June 30, 2003. Popular, Inc. continued to generate earning assets growth. Loans totaled $24.7 billion at June 30, 2004, compared with $20.9 billion at the same date in the previous year, an increase of $3.8 billion, or 18%. Mortgage loans accounted for 67% of the rise in the total loan portfolio, increasing $2.6 billion, or 31%, since June 30, 2003. Commercial and construction loans rose $641 million, or 8%, compared with June 30, 2003, while consumer loans increased $503 million, or 16%. We are very encouraged with the growth trend reflected in the consumer portfolio, which was partly the result of favorable customer response to aggressive marketing efforts, targeted mostly to auto loans and personal loans. Equally important, the Corporation continued growing its deposit base. Deposits totaled $19.2 billion at June 30, 2004, compared with $18.3 billion at June 30, 2003, an increase of 5%, mostly reflected in savings and time deposits.

     Popular, Inc.’s common stock market value was $21.39 per common share at June 30, 2004, compared with $19.27 at June 30, 2003, and $21.55 at March 31, 2004. At June 30, 2004, the Corporation had a market capitalization of $5.7 billion and a book value per share of common stock of $9.76, compared with $5.1 billion and $9.90, respectively, at June 30, 2003.

     Reflecting our strong financial position and our confidence in the earning potential of Popular, Inc., in May 2004, your Board of Directors declared an 18.5% increase in the quarterly cash dividend, from $0.27 to $0.32 per common share. Also, the Board authorized a two-for-one stock split in the form of a stock dividend for each common share held as of the record date of June 18, 2004. All per share data included herein has been adjusted to reflect the stock split. Following the effective date of the stock split, the regular quarterly dividend on the common stock was adjusted from $0.32 per share to $0.16 per share to reflect the additional shares issued as part of the stock split.

On June 15, 2004, Popular, Inc. became the first Puerto Rican company to open the NASDAQ Stock Market, where our stock is listed since 1985. This great honor reinforces our position as leaders in the financial services industry and in our community and gave the Corporation international exposure and recognition among the greatest companies in the United States.

During the second quarter of 2004, Equity One, the Corporation’s mortgage and consumer lending subsidiary in the U.S. mainland, sold approximately $700 million in asset-backed securities, supported by home equity loans. Also, in recent weeks, Popular North America, Inc., a subsidiary of Popular, Inc., sold $400 million in fixed-rate five-year medium-term notes. The funds raised will be used primarily to repay outstanding short-term borrowings and the remainder will be used to partially fund the acquisition of Quaker City Bancorp in California, expected to be completed during the third quarter of 2004.

     To curb emerging inflation threats and influence economic activity, in June 2004, the Federal Reserve (FED) raised the federal funds interest rate by 25 basis points, the first time in four years. They also approved a 25 basis points increase in the discount rate to 2.25%. U.S. Banks responded to the FED action by raising their prime lending rates for business loans. With the FED actions and the current outlook, economic growth is expected to continue improving in 2004.

     On the Annual Stockholders’ Meeting of Popular, Inc., María Luisa Ferré and José R. Vizcarrondo were elected as new members of Popular, Inc.’s Board of Directors. Antonio Luis Ferré retired early from this Board, while Julio E. Vizcarrondo, Jr. and Héctor R. González retired after reaching the mandatory retirement age. Additionally, Alberto M. Paracchini and Francisco J. Carreras retired from Banco Popular de Puerto Rico’s Board of Directors. We are extremely grateful for all their valuable guidance and contributions during their tenure. During the meeting, the shareholders also ratified the appointment of PricewaterhouseCoopers LLP as independent auditors for 2004.

Richard L. Carrión
Chairman of the Board
President
Chief Executive Officer

Popular, Inc.

Financial Highlights

	At June 30,			Average for the six months
BALANCE SHEET HIGHLIGHTS	2004	2003	Change	2004	2003	Change

(In thousands)
Money market investments	$942,752	$783,278	$159,474	$822,863	$893,847	($70,984)
Investment and trading securities	11,557,740	12,258,683	(700,943)	11,380,678	11,168,137	212,541
Loans	24,690,040	20,872,076	3,817,964	23,449,982	19,832,452	3,617,530
Total assets	39,556,239	36,073,554	3,482,685	37,787,926	33,712,699	4,075,227
Deposits	19,227,576	18,275,423	952,153	18,643,402	17,669,845	973,557
Borrowings	16,904,740	14,371,249	2,533,491	15,698,360	13,099,270	2,599,090
Stockholders’ equity	2,783,720	2,812,871	(29,151)	2,817,985	2,422,320	395,665

	Second quarter			Six months
OPERATING HIGHLIGHTS	2004	2003	Change	2004	2003	Change

(In thousands,except per share information)
Net interest income	$340,703	$329,695	$11,008	$671,417	$628,801	$42,616
Provision for loan losses	41,349	49,325	(7,976)	86,027	97,534	(11,507)
Fees and other income	158,969	169,624	(10,655)	304,205	312,439	(8,234)
Other expenses, net of minority interest	330,524	315,387	15,137	643,292	610,010	33,282
Net income	$127,799	$134,607	($6,808)	$246,303	$233,696	$12,607
Net income applicable to common stock	$124,821	$131,594	($6,773)	$240,347	$229,734	$10,613
Earnings per common share	$0.47	$0.50	($0.03)	$0.90	$0.87	$0.03

	Second quarter				Six months
SELECTED STATISTICAL INFORMATION	2004		2003		2004		2003

COMMON STOCK DATA
Market price
High	$21.97		$20.41		$24.05		$20.41
Low	20.04		17.08		20.04		15.98
End	21.39		19.27		21.39		19.27
Book value at period end	9.76		9.90		9.76		9.90
Dividends declared	0.16		0.14		0.30		0.24
Dividend payout ratio	28.77%		20.07%		29.87%		23.17%
Price/earnings ratio	12.08	x	12.89	x	12.08	x	12.89	x

PROFITABILITY RATIOS
Return on assets	1.33%		1.58%		1.31%		1.40%
Return on common equity	18.79		22.63		18.37		20.09
Net interest spread (taxable equivalent)	3.69		4.08		3.72		3.91
Net interest yield (taxable equivalent)	4.05		4.46		4.08		4.31
Effective tax rate	23.32		21.06		22.59		22.22
Overhead ratio	38.95		33.26		39.80		36.65
Efficiency ratio	59.79		58.96		59.97		59.33

CAPITALIZATION RATIOS
Equity to assets	7.40%		7.38%		7.46%		7.19%
Tangible equity to assets	6.87		6.79		6.92		6.59
Equity to loans	11.95		12.55		12.02		12.21
Internal capital generation	11.50		15.23		11.49		13.74
Tier I capital to risk-adjusted assets	12.32		10.88		12.32		10.88
Total capital to risk-adjusted assets	13.79		12.56		13.79		12.56
Leverage ratio	7.86		7.01		7.86		7.01

CREDIT QUALITY RATIOS
Allowance for losses to loans	1.73%		1.90%		1.73%		1.90%
Allowance to non-performing assets	70.79		64.41		70.79		64.41
Allowance to non-performing loans	77.69		69.83		77.69		69.83
Non-performing assets to loans	2.44		2.96		2.44		2.96
Non-performing assets to total assets	1.52		1.71		1.52		1.71
Net charge-offs to average loans	0.59		0.76		0.64		0.77
Provision to net charge-offs	1.16	x	1.30	x	1.14	x	1.27	x
Net charge-offs earnings coverage	5.85		5.78		5.35		5.21

Note: All per common share data has been adjusted to reflect the two-for-one stock split effected in the form of a dividend.

Popular, Inc.

Consolidated Statements of Condition

	June 30,
In thousands	2004	2003

ASSETS
Cash and due from banks	$844,873	$905,412

Money market investments:
Federal funds sold and securities purchased under agreements to resell	939,695	779,076
Time deposits with other banks	3,057	4,190
Bankers’ acceptances	—	12

	942,752	783,278

Investment securities available-for-sale, at market value	10,613,865	11,199,394
Investment securities held-to-maturity, at amortized cost	287,732	194,266
Other investment securities, at cost	245,573	214,570
Trading account securities, at market value	410,570	650,453
Loans held-for-sale, at lower of cost or market	328,744	333,334

Loans	24,640,672	20,818,644
Less — Unearned income	279,376	279,902
Allowance for loan losses	425,949	397,503

	23,935,347	20,141,239

Premises and equipment	495,080	473,520
Other real estate	53,426	47,863
Accrued income receivable	183,605	182,349
Other assets	998,710	728,973
Goodwill	192,174	188,310
Other intangible assets	23,788	30,593

	$39,556,239	$36,073,554

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Non-interest bearing	$4,127,462	$4,216,227
Interest bearing	15,100,114	14,059,196

	19,227,576	18,275,423
Federal funds purchased and assets sold under agreements to repurchase	6,917,678	7,655,105
Other short-term borrowings	2,226,692	1,171,063
Notes payable	7,635,370	5,276,081
Subordinated notes	125,000	125,000
Preferred beneficial interest in Popular North America’s junior subordinated deferrable interest debentures guaranteed by the Corporation	—	144,000
Other liabilities	640,099	612,610

	36,772,415	33,259,282

Minority interest in consolidated subsidiaries	104	1,401

STOCKHOLDERS’ EQUITY:
Preferred stock	186,875	186,875
Common stock	1,677,291	836,134
Surplus	323,273	280,526
Retained earnings	925,052	1,467,833
Treasury stock, at cost	(206,437)	(205,527)
Accumulated other comprehensive (loss) income, net of tax	(122,334)	247,030

	2,783,720	2,812,871

	$39,556,239	$36,073,554

Popular, Inc.

Consolidated Statements of Income

	Quarter ended		Six months ended
	June 30,		June 30,
In thousands, except per share information	2004	2003	2004	2003

INTEREST INCOME:
Loans	$417,841	$385,547	$826,337	$763,480
Money market investments	6,349	6,455	12,162	13,817
Investment securities	102,444	110,689	197,476	220,490
Trading account securities	5,636	8,968	15,037	17,153

	532,270	511,659	1,051,012	1,014,940

INTEREST EXPENSE:
Deposits	79,270	85,776	157,385	179,813
Short-term borrowings	35,448	37,804	67,610	78,593
Long-term debt	76,849	58,384	154,600	127,733

	191,567	181,964	379,595	386,139

Net interest income	340,703	329,695	671,417	628,801
Provision for loan losses	41,349	49,325	86,027	97,534

Net interest income after provision for loan losses	299,354	280,370	585,390	531,267
Service charges on deposit accounts	40,540	39,669	81,622	79,508
Other service fees	77,859	71,639	147,413	140,992
Gain on sale of investment securities	402	29,875	13,435	31,289
Trading account profit (loss)	615	(4,243)	(1,551)	(5,180)
Gain on sale of loans	12,047	12,744	18,315	29,333
Other operating income	27,506	19,940	44,971	36,497

	458,323	449,994	889,595	843,706

OPERATING EXPENSES:
Personnel costs:
Salaries	105,414	94,333	206,978	190,369
Profit sharing	5,639	4,918	11,321	11,163
Pension and other benefits	30,507	30,517	63,825	60,585

	141,560	129,768	282,124	262,117
Net occupancy expenses	22,820	20,742	43,865	41,202
Equipment expenses	28,118	26,056	55,298	52,406
Other taxes	9,729	9,302	19,221	18,854
Professional fees	22,548	20,113	42,634	38,889
Communications	15,450	14,312	30,883	29,009
Business promotion	17,535	17,010	33,926	32,980
Printing and supplies	4,818	5,004	9,389	9,747
Other operating expenses	27,282	34,943	50,456	53,661
Amortization of intangibles	1,800	2,028	3,602	4,055

	291,660	279,278	571,398	542,920

Income before income tax and minority interest	166,663	170,716	318,197	300,786
Income tax	38,864	35,946	71,894	66,849
Net gain of minority interest	—	(163)	—	(241)

NET INCOME	$127,799	$134,607	$246,303	$233,696

NET INCOME APPLICABLE TO COMMON STOCK	$124,821	$131,594	$240,347	$229,734

EARNINGS PER COMMON SHARE (BASIC AND DILUTED)	$0.47	$0.50	$0.90	$0.87

Additional Information

Board of Directors

Richard L. Carrión, Chairman
Juan A. Albors Hernández *
José A. Bechara Bravo *
Juan J. Bermúdez
José B. Carrión Jr.
David H. Chafey Jr. *
María Luisa Ferré
Héctor R. González *
Jorge A. Junquera *
Guillermo L. Martínez*
Manuel Morales Jr.
Francisco M. Rexach Jr.
Frederic V. Salerno **
Félix J. Serrallés Nevares Jr.
Jon E. Slater *
José R. Vizcarrondo
    Samuel T. Céspedes, Secretary
*	Director of Banco Popular de Puerto Rico only
**	Director of Popular, Inc. only

Corporate Leadership Circle

Richard L. Carrión, Chairman of the Board,
   President and Chief Executive Officer
David H. Chafey Jr., Senior Executive Vice President
    and President of Banco Popular de Puerto Rico
Jorge A. Junquera, Senior Executive Vice President
   and Chief Financial Officer
Roberto R. Herencia, Executive Vice President
   and President of Banco Popular North America
Amílcar L. Jordán, Executive Vice President, Risk Management
Tere Loubriel, Executive Vice President, People, Communications
   and Strategic Planning
Brunilda Santos de Álvarez, Executive Vice President
   and Chief Legal Counsel
Félix M. Villamil, Executive Vice President
   and President of EVERTEC, INC.
C.E. (Bill) Williams, Executive Vice President
   and President of Equity One, Inc.

Shareholders’ Information

Shareholders’ Assistance: Shareholders requiring a change of address, records or information about lost certificates, dividend checks or dividend reinvestment should contact:

   Banco Popular de Puerto Rico
   Popular Center Building — 11th Floor, Office 1111
   Trust Division (724)
   209 Muñoz Rivera Ave.
   Hato Rey, Puerto Rico 00918

Publications: For printed material (annual reports, 10-K and 10-Q reports), contact Ms. Ileana González at the Comptroller’s Division at (787) 765-9800 ext. 6101, or visit our web site at www.popularinc.com.

Dividend Reinvestment Plan: The Corporation has a dividend reinvestment plan that provides the shareholder a simple, convenient and cost-effective way to acquire Popular, Inc. common stock.

•	Dividends can be automatically reinvested in additional shares at 95% of the Average Market Price.

•	Participants may make optional cash payments of at least $25 and not more than $10,000 per calendar month for investment in additional shares.

•	No brokerage commissions are charged on purchases under the plan.

•	Participant’s funds will be fully invested, because the plan permits fractions of shares to be credited to a participant’s account.

For more information on this plan, contact our Trust Division at (787) 764-1893 or (787) 765-9800 exts. 5637, 5525, 6108 and 6112.

Subsidiaries

Central Office

Popular Center
209 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
Telephone: (787) 765-9800

Banco Popular de Puerto Rico

Puerto Rico Office
Popular Center
209 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
Telephone: (787) 765-9800

Virgin Islands Office
193 Estate Altona & Welgunst
St. Thomas, Virgin Islands 00802
Telephone: (340) 693-2777

Banco Popular North America

9600 West Bryn Mawr
Suite 400
Rosemont, Illinois 60018
Telephone: (847) 994-5800

Banco Popular, National Association

8523 Commodity Circle
Suite 100
Orlando, Florida 32819
Telephone: (407) 370-7800

ATH Costa Rica / CreST, S.A.

Tournón Neighborhood, across to
newspaper La República,
ATH Building
San José, Costa Rica
Telephone: (011) 506-211-4500

EVERTEC, INC.

1590 Ponce de León Avenue
GM Group Plaza Bldg., Suite 400
San Juan, Puerto Rico 00926
Telephone: (787) 751-4343

Equity One, Inc.

301 Lippincott Drive
Marlton, New Jersey 08053
Telephone: (856) 396-2600

     Levitt Mortgage

Galería San Patricio
B-5 Tabonuco Street
Suite 207
Guaynabo, Puerto Rico 00968
Telephone: (787) 749-8787

Popular Mortgage, Inc.

268 Ponce de León Avenue
San Juan, Puerto Rico 00918
Telephone: (787) 753-0245

Popular FS, LLC

301 Lippincott Drive
Marlton, New Jersey 08053
Telephone: (856) 396-2600

Popular Auto, Inc.

M-1061 Federico Costa Street
Tres Monjitas Industrial Development
San Juan, Puerto Rico 00918
Telephone: (787) 751-4848

Popular Leasing, USA

16280 Westwood
Business Park Drive
Ellisville, Missouri 63021
Telephone: (636) 391-0777

Popular Finance, Inc.

1326 Salud Street
Suite 613
Ponce, Puerto Rico 00716-1687
Telephone: (787) 844-2760

Popular Cash Express, Inc.

9600 West Bryn Mawr
First floor
Rosemont, Illinois 60018
Telephone: (847) 994-5973

Popular Securities, Inc.

Popular Center
209 Muñoz Rivera Avenue
Suite 1020
San Juan, Puerto Rico 00918
Telephone: (787) 766-4200

Popular Insurance, Inc.

9 Pedro Márquez Street
Culebra, Puerto Rico 00735
Telephone: (787) 742-0255

Popular Insurance Agency, USA

9600 West Bryn Mawr
First Floor
Rosemont, Illinois 60018
Telephone: (847) 994-6580

Popular Insurance, V.I., Inc.

193 Estate Altona & Welgunst
St. Thomas, Virgin Islands 00802
Telephone: (340) 693-2850

Popular RE, Inc.

MCV Building
Sixth Floor
270 Muñoz Rivera Avenue
San Juan, Puerto Rio 00918
Telephone: (787) 759-0080